Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement of Form S-1/A of (i) our report dated March 12, 2007 for Tiger Renewable Energy Ltd. (formerly known as Tiger Ethanol International Inc.) for the year ended November 30, 2006 and the related consolidated balance sheet, statements of development stage expenditures, changes in stockholders’ equity and cash flows for the period then ended and from inception, September 9, 2004 through November 30, 2006; and (ii) our report dated January 8, 2006 for the year ended November 30, 2005 and the related consolidated balance sheet, statements of development stage expenditures, changes in stockholders’ equity and cash flows for the period then ended. We also consent to the reference to us under the heading “Experts” in this registration statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

February 29, 2008